UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2026, BioXcel Therapeutics, Inc. (the “Company”) entered into the Fourteenth Amendment to Credit Agreement and Guaranty (the “Fourteenth Amendment”), which amended the Credit Agreement and Guaranty, dated April 19, 2022, as amended (the “Credit Agreement”), by and among the Company, as the borrower, certain subsidiaries of the Company from time to time party thereto as subsidiary guarantors, the lenders party thereto (the “Lenders”), and Oaktree Fund Administration LLC, as administrative agent.

Pursuant to the Fourteenth Amendment, the Lenders made additional loans to the Company in an aggregate principal amount of $1,250,000 (the “Amendment No. 14 Term Loans”). The Company paid an upfront fee of $250,000, or 20% of the aggregate principal amount, in respect of the Amendment No. 14 Term Loans. Other than the upfront fee, the Amendment No. 14 Term Loans are subject to identical economic and other terms as the preexisting loans under the Credit Agreement.

In addition, pursuant to the Fourteenth Amendment, among other things:

•	The Lenders agreed to reduce the Credit Agreement’s minimum liquidity covenant to require minimum cash liquidity of $250,000 (instead of $3.0 million).
•	The Company is required to, on or prior to August 31, 2026 (extended from August 28, 2026, as was required under the Thirteenth Amendment), enter into definitive agreements with respect to one or more transactions acceptable to Lenders that (A) would result in the repayment of all loan and other obligations under the Credit Agreement or (B) is an alternative capital solutions transaction on terms and conditions acceptable to the Lenders.
•	Certain covenants and thresholds under the Credit Agreement were amended to remove flexibility the Company and its subsidiaries previously had thereunder to undertake certain transactions, including, without limitation, with respect to out-licensing of intellectual property and sales of assets.

The foregoing summary of the Fourteenth Amendment is qualified in its entirety by the complete text of such agreement, a form of which is filed hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Ex. No.	Description

10.1	Form of Fourteenth Amendment to Credit Agreement and Guaranty, dated August 24, 2026

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2026	BIOXCEL THERAPEUTICS, INC.

/s/ Richard Steinhart
	By:	Richard Steinhart
	Title:	Chief Financial Officer